Exhibit 10.12

Office Lease Agreement

Lessor: Shenzhen Buta Entertainment Co., Ltd. (hereinafter referred to as “Party A”)

Legal Representative: Junlin Zhou

Lessee: United Time Technology Co., Ltd. (hereinafter referred to as “Party B”)

Legal Representative: Minfei Bao

According to the Agreement Law of the People’s Republic of China and relevant laws and regulations, Party A and Party B enter into this Agreement on the basis of equality, voluntariness and consensus, and reach the following agreements on the lease of the house.

Article 1 The leased house is located in Room 701, Floor 7, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen City, with a construction area of 640.23 square meters.

Article 2 Lease Term: From February 1, 2018 to December 31, 2021.

Article 3 Purpose of Lease: Party B rents the house as an office and business place.

Article 4 The period from February 1, 2018 to December 31, 2018 is rent-free. Starting from January 2019, the monthly rent is RMB 83,200.00 (in words: Eighty Three Thousand Two Hundred Yuan only). The monthly rent thereafter will be adjusted according to the market situation, and the increase rate of monthly rent shall not exceed 5%.

Article 5 Payment Method: on a monthly basis. The rent for the following month shall be paid before the 28th day of the current month.

Article 6 Party B shall pay the utilities and property management fees of the leased house.

Article 7 During the lease term, Party A promises and undertakes the following responsibilities:

1. During the lease term, Party A shall fulfill the management and protection obligations as external cooperative unit for the fire safety, general sanitation, comprehensive management and security outside the house. If property loss and other losses are caused to Party B therefrom, Party A shall bear full responsibilities;

2. The leased house is a legal structure, with complete certificates and formalities handled;

3. The leased house has not been registered as the business premise of other enterprises or individual industrial and commercial households;

4. Party A shall ensure the safety of the house and its internal facilities and meet the requirements for the use of the leased house;

5. According to the Fire Prevention Law of the People’s Republic of China, the leased house meets the requirements of Party B for firefighting conditions when engaging in business activities;

6. Party A shall ensure that the purpose of the leased house complies with the provisions of relevant laws, regulations and rules, and shall issue a certificate of property purpose to Party B (for Party B to handle the business license);

7. If the above-mentioned house needs to be sold or mortgaged, Party A shall notify Party B one month in advance;

8. Party A shall be responsible for the normal maintenance expenses of the house and its attachments. If Party A delays the maintenance of the house and causes losses to Party B or the third party, Party A shall be responsible for compensation;

9. Party A shall be responsible for settling the relevant expenses (including utilities, etc.) of the leased house before delivery;

10. During the lease term, Party A shall not change the current situation of the house without Party B’s consent;

11. During the lease term, Party A shall be responsible for compensation if the leased house is restricted due to arrears of government taxes and fees or other debt disputes, which affect the normal use by Party B;

12. Other Agreements: none.

Article 8 During the lease term of the house, Party B shall guarantee and assume the following responsibilities:

1. If it is necessary to renovate or add facilities of the house, Party B shall obtain the written consent of Party A, but the expenses shall be borne by Party B;

2. Party B shall normally use and take good care of all facilities inside the house and prevent abnormal damage. If the house or facilities are damaged due to improper use (except for normal loss), Party B shall be responsible for compensation;

3. Party B shall promptly notify Party A and take effective measures in case of damage to or failure of the leased house and internal facilities that hinder safe and normal use during the use of the leased house. At the same time, Party B shall assist Party A in the normal inspection and maintenance of the house;

4. Party B shall hand over the house to Party A at the expiration of the lease term. If Party B intends to continue to lease the above-mentioned house, it shall negotiate with Party twenty day in advance and both parties shall sign another Agreement. If Party B continues to use the house without signing the lease renewal Agreement and Party A does not raise any objection, this Lease Agreement shall continue to be valid;

5. Party B shall be responsible for paying the utilities during the lease term of the leased house;

6. Party B shall ensure that its behaviors during the use of the leased house comply with the provisions of relevant laws, regulations and rules;

7. Without the consent of the Lessor, Party B shall not change or demolish the structure or change the purpose of the leased house without permission. If the Lessee intends to sublet the leased house to a third party, it must obtain the consent of Party A;

8. Other Agreements: none.

Article 9 If Party B engages in illegal activities beyond the scope of business or provides convenient conditions for other people’s illegal activities in the leased house, Party A shall immediately terminate the Agreement and recover the house upon discovery or upon notification by relevant departments, and Party B shall be responsible for compensation for the losses caused thereby.

Article 10 During the term of this Agreement, if Party A does need to renovate, expand or repair the leased house, Party A shall obtain the consent of Party B, and both parties shall sign a separate written agreement on this.

Article 11 Under any of the following circumstances, Party A has the right to terminate this Agreement, and Party B shall bear the responsibility for the losses caused to Party A therefrom:

1. Without the consent of Party A and the approval of relevant authorities, Party B arbitrarily changes the purpose of the leased house:

2. Party B violates the provisions of this Agreement and does not bear the maintenance responsibility or pay the maintenance expenses, resulting in serious damage to the house or equipment;

Article 12 If the leased house or equipment is damaged due to force majeure, the Agreement shall be automatically terminated and both parties shall not be liable for each other:

Article 13 Upon the expiration of the term of this Agreement, if Party B needs to continue renting the leased house, it shall submit a request for lease renewal to Party A before the expiration of the term hereof; if Party A intends to continue leasing the leased house, Party B has the priority to rent the leased house under the same conditions. If Party A and Party B reach an agreement on the renewal of the lease, a new Agreement shall be concluded.

Article 14 This Agreement shall come into effect as of the date when it is signed by Party A and Party B. If partial provisions in the Agreement is null and void, or the Agreement is canceled or terminated, it shall not affect the validity of the dispute settlement clause which independently exist in the Agreement.

Article 15 Any dispute arising from the performance of this Agreement shall be settled by both parties through negotiation; if negotiation fails, either party has the right to bring a lawsuit to the people’s court according to law.

Article 16 For matters not covered in this Agreement, both parties may sign a supplementary agreement, which has the same legal effect as this Agreement.

Article 17 This Agreement is made in duplicate with each party holding one copy.

Lessor (Seal and Signature): Shenzhen Buta Entertainment Co., Ltd. Entertainment Co., Ltd. (Seal Affixed) Address: Contact Tel: ____MM____DD ____YYYY Shenzhen Buta Entertainment Co., Ltd. (Seal)	Lessee (Seal and Signature): United Time Techonology Co., Ltd. Technology Co., Ltd. (Seal Affixed) Minfei Bao (Seal Affixed) Address: Contact Tel: ____MM____DD ____YYYY

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